Exhibit 99.(h)(4)(A)

AMENDMENT TO THE

AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT made as of the 14th day of December, 2016 is made to the Amended and Restated Transfer Agency and Service Agreement dated July 1, 2013, as amended (the “Agreement”), by and between each investment company identified on Exhibit A of the Agreement (individually the “Fund” and collectively the “Funds”) and John Hancock Signature Services, Inc. (“JHSS”).

WHEREAS, the parties to the Agreement desire to amend Exhibit A contained in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree the Agreement shall be amended as follows:

1.	CHANGE IN Exhibit A:

Exhibit A of the Agreement is hereby amended and restated to: (i) add John Hancock ESG Core Bond Fund, a fund of John Hancock Bond Trust; (ii) add John Hancock ESG International Equity Fund, a fund of John Hancock Investment Trust; (iii) remove John Hancock Small Cap Equity Fund, a fund of John Hancock Investment Trust II; (iv) remove each of John Hancock Core High Yield Fund, John Hancock International Core Fund and John Hancock Select Growth Fund, each a fund of John Hancock Funds III; (v) update the name of John Hancock High Yield Fund (formerly, John Hancock Focused High Yield Fund), a fund of John Hancock Bond Trust; (vi) update the name of each of John Hancock Enduring Assets Fund (formerly, John Hancock Enduring Equity Fund) and John Hancock Fundamental Large Cap Core Fund (formerly, John Hancock Large Cap Equity Fund), each a fund of John Hancock Investment Trust; and (vii) update the names of certain series of John Hancock Funds III.

2.	EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

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On Behalf of each Fund and Portfolio		John Hancock Signature Services, Inc.
Listed on Exhibit A of the Agreement

By:	/s/ Andrew G. Arnott	By:	/s/ Jeffrey H. Long
	Andrew G. Arnott		Jeffrey H. Long
	President		Vice President and Chief Financial Officer

Exhibit A

List of Funds and Portfolios

John Hancock Bond Trust

John Hancock ESG Core Bond Fund

John Hancock Global Conservative Absolute Return Fund

John Hancock Global Short Duration Credit Fund

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

John Hancock California Tax-Free Income Fund

John Hancock California Tax-Free Income Fund

John Hancock Capital Series

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

John Hancock Current Interest

John Hancock Money Market Fund

John Hancock Investment Trust

John Hancock Balanced Fund

John Hancock Disciplined Value International Fund

John Hancock Emerging Markets Equity Fund

John Hancock Enduring Assets Fund

John Hancock ESG All Cap Core Fund

John Hancock ESG International Equity Fund

John Hancock ESG Large Cap Core Fund

John Hancock Fundamental Large Cap Core Fund

John Hancock Global Focused Strategies Fund

John Hancock Global Real Estate Fund

John Hancock Seaport Fund

John Hancock Small Cap Core Fund

John Hancock Value Equity Fund

John Hancock Investment Trust II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Investment Trust III

John Hancock Greater China Opportunities Fund

John Hancock Municipal Securities Trust

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

John Hancock Sovereign Bond

John Hancock Bond Fund

John Hancock Strategic Series

John Hancock Income Fund

John Hancock Funds III

John Hancock Disciplined Value Fund

John Hancock Disciplined Value Mid Cap Fund

John Hancock Global Shareholder Yield Fund

John Hancock International Growth Fund

John Hancock International Value Equity Fund

John Hancock Small Company Fund

John Hancock Strategic Growth Fund